UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 24, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry into a Material Definitive Agreement.

Paul R. Arena resigned as Chief Financial Officer of the Company on August 24, 2009. Subsequently, the Board of Directors appointed Richard Roberson, 50, as Chief Financial Officer of the Company effective August 24, 2009.

In connection with the appointment of Mr. Roberson as Chief Financial Officer, the Company and Mr. Roberson entered into an Employment Agreement, dated August 24, 2009 (the “Employment Agreement”). The Employment Agreement provides for, among other things: (i) employment as Chief Financial Officer of the Company; (ii) a twelve-month term; (iii) a base salary of Fifteen Thousand, Eight Hundred and Thirty-Three Dollars and 33/100 ($15,833.33) per month, and an annual bonus of up to 50% of such base salary; (iv) eligibility to receive options as determined by the Board of Directors from time to time; and (iv) upon a change of control, full vesting of any options or similar securities held by Mr. Roberson.

The foregoing description of the terms of the Employment Agreement provides only a brief discussion of such document. This discussion is qualified in its entirety by the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

From September 2008 until his appointment as Chief Financial Officer of the Company, Mr. Roberson served as Senior Vice President and Chief Financial Officer of Comtel Telcom Assets, LP d/b/a Excel Telecommunications (“Excel”), a facilities based provider of telecommunications services for retail and wholesale carrier businesses. Prior to that, from July 1999 to April 2008, Mr. Roberson served as Senior Vice President, Chief Financial Officer and Director of Enfora, Inc (“Enfora”), a privately held developer of wireless devices used in handheld, M2M and other applications with data communication requirements. Both positions at Excel and Enfora required Mr. Roberson to be responsible for the senior leadership of human resources, finance, accounting and other operations.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.01	Employment Agreement, dated August 24, 2009, by and between the Company and Richard Roberson

99.01	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.
(Company)

Date	August 28, 2009
By:		/s/ Andrew L. Berman
Name		Andrew L. Berman
Title:		Chief Executive Officer